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EXHIBIT 1A-11-2

CONSENT OF COUNSEL

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1A-11-2-1

ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

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November 19, 2024

Alan Beal

Chief Executive Officer

Armed Forces Brewing Company, Inc.

1001 Bolling Avenue #406

Norfolk, VA 23508

Re: Armed Forces Brewing Company, Inc.

Dear Mr. Beal:

We hereby consent to the inclusion of any statements by me or my law firm the Company's Form 1A-POS.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

1A-11-2-2